Exhibit 99.01

ASP LICENSE AND SERVICES AGREEMENT
(DLR Agreement No. 08098M)

This Software License and Hosting Services Agreement ("Agreement") is made and entered into as of February 25, 2008, by and between DISNEYLAND RESORT, A DIVISION OF WALT DISNEY WORLD CO. ("DLR"), located at 1313 S. Harbor Boulevard, Anaheim, California 92803, and DIGITALPOST INTERACTIVE, INC. (“DPI”), located at 3240 El Camino Real, Irvine, CA 92602.

1.           THE HOSTED SOLUTION

1.1           Grant of License.  DPI hereby grants to DLR for use and access by DLR and its Affiliates a nonexclusive, worldwide license to access, use, display and perform the software programs listed in Statement of Work No. 1 set forth in Exhibit A attached hereto (the “Programs”) and the associated users’ manual and other documentation made available by DPI (collectively, the “Documentation”) during the period set forth therein.  The Programs and the Documentation are hereinafter collectively referred to as the “Software”.  DLR’s end users may access and use the Programs in accordance with Statement of Work No. 1.  “Affiliate” means any entity controlling or controlled by or in common control with a party, where “control” is defined as the ownership of at least 50% of the equity or beneficial interest of such entity or the right to vote for or appoint a majority of the board of directors or other governing body of such entity.  For the purposes of this Agreement, a DLR Affiliate shall include: (1) any other entity with respect to which DLR or any of its Affiliates has management or operational responsibility (even though DLR or its Affiliate may own less than 50% of the equity of such entity); and (2) any other entity or venue operated by or under license from The Walt Disney Company or any of its Affiliates.

1.2           Development Services.  DPI will perform all services set forth in Statement of Work No. 1 (the “Development Services”) in order to develop a hosted solution based on the Programs (the “Hosted Solution”).

1.3           Hosting Services.  Once configured, DPI shall encode, host, serve, monitor, manage and maintain the Hosted Solution (the “Hosting Services”).  Without limiting the foregoing, DPI shall (a) provide all facilities, equipment, connections, bandwidth, software and other resources necessary to fulfill its obligations under this Agreement (“DPI’s Systems”) and (b) provide access to the Hosted Solution by DLR, its Affiliates and their end users via the Internet.  DPI shall implement control measures consistent with the highest industry standards to protect the Hosted Solution from unauthorized access to the Hosted Solution and from the introduction of any willfully introduced computer virus or any other similar harmful, malicious or hidden program or data.

1.4           Acceptance Procedure.  Upon completion of all configuration, development, implementation and other services described in Statement of Work No. 1, DLR shall conduct an acceptance test.  If the Hosted Solution functions in conformance with this Agreement, Statement of Work No. 1 and the Documentation (the “Acceptance Criteria”) for the period specified in Exhibit A, but in no event less than thirty (30) consecutive days, DLR shall provide DPI with prompt written notice thereof (“Acceptance”).  If the Hosted Solution does not function in conformance with the Acceptance Criteria, DLR shall notify DPI as to the failure and DPI shall have ten (10) days to correct all nonconforming components.  Such notice shall document the nonconformance in reasonable detail.  Upon receipt of a corrected version of the Hosted Solution, DLR shall conduct a new acceptance test.  If the Hosted Solution still does not function in conformance with the Acceptance Criteria throughout the acceptance test period, DLR may terminate this Agreement without any further payment obligations to DPI and DLR shall be entitled to a refund of any amounts previously paid hereunder.

2.           TRAINING

DPI shall provide to DLR, the training specified in Statement of Work No. 1 (if any) for the cost specified therein and shall make available any additional training requested by DLR in accordance with DPI’s rates as specified therein.

3.	INVOICES AND PAYMENTS

3.1           Software.  The Software shall be provided on a fixed price basis, for the one-time or annual license fees set forth in Statement of Work No. 1.

3.2           Services.  Services shall be provided at the rates set forth in Statement of Work No. 1. Any additional Services, other that those provided for under Statement of Work No. 1 shall be provided at rates which the parties shall agree upon in writing in subsequent Statements of Work.

3.3           Sales and Use Taxes.  DLR shall be solely responsible for the payment of any and all sales and use taxes assessed by any governmental authority with respect to the transactions contemplated by this Agreement.

3.4           Reimbursable Expenses. All expenses incurred in the performance of this Agreement shall be subject to the Disney Reimbursable Expense Guidelines, a copy of which is attached hereto as Exhibit B.  Reimbursable expenses will be detailed and DPI shall provide DLR with original receipts or other documents to substantiate expenditures.  Expenses shall be invoiced by DPI at their actual cost.

3.5           Invoices.  Unless otherwise requested by the DLR Project Manager in writing, DPI shall invoice DLR for amounts due hereunder as set forth in Statement of Work No. 1.  Invoices shall include reasonable documentation to substantiate all labor charges.  DPI shall send all invoices to the attention of:

Disneyland Resort
1313 South Harbor Boulevard
Anaheim, California 92803
Attn:  Steve Buhrig

Each Invoice shall reference the above provided contract number. Invoices submitted for payment without the appropriate contract number will be returned to DPI.  DLR shall pay each approved invoice within forty-five (45) days after receipt thereof.

4.           TERM AND TERMINATION

4.1           Term.  The term of this Agreement shall commence upon the date hereof and continue in perpetuity unless and until this Agreement is terminated pursuant to the provisions of this section.

4.2           Termination.  Either party may terminate this Agreement or any individual statement of work:

(a)           based on the breach of this Agreement by the other party so long as the terminating party has given the other party thirty (30) days’ written notice specifying the circumstances of the breach unless the events or circumstances specified in the notice have been remedied or a plan for remedying them in a prompt and effective manner has been proposed to and accepted by the terminating party and the other party has proceeded diligently to cure; or

(b)           by providing written notice to the other party: (a) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings that are not dismissed within sixty (60) days, (b) upon the other party making an assignment for the benefit of creditors, or (c) upon the other party’s dissolution or cessation of business.

4.3           Upon termination of this Agreement, (a) DPI will promptly return to DLR all of DLR’s Confidential Information received by DPI pursuant to this Agreement and all copies thereof in its possession or control, (b) DPI will deliver to DLR copies of the Deliverables, and (c) DLR will terminate its use of DLR’s Systems and Hosted Solution (excluding any Deliverables included as part of the Hosted Solution).

4.4           Survival.  Any terms of this Agreement which by their nature extend beyond its termination or expiration remain in effect until fulfilled and apply to respective successors and permitted assigns, including Sections 5, 6 and 8-13.

5.           CONFIDENTIALITY AND SECURITY

5.1           DPI may, during the course of providing its services hereunder, have access to, and acquire knowledge from material, data, systems and other information of or with respect to The Walt Disney Company or any of its Affiliates  which may not be accessible or known to the general public, including information concerning its or their hardware, software, designs, drawings, specifications, techniques, processes, procedures, data, research, development, future projects, products or services, projects, products or services under consideration, content under development, business plans or opportunities, business strategies, finances, costs, vendors, employees or customers and third party proprietary or confidential information that DLR or an Affiliate treats as confidential ("Confidential Information").  Confidential Information shall not include any information that:  (a) has entered or subsequently enters the public domain without DPI’s breach of any obligation under this Agreement; (b) was known to DPI prior to DLR’s or an Affiliate’s disclosure of such information to DPI; (c) is obtained from a third party without violation of an obligation of nondisclosure and without restrictions on its disclosure; or (d) is independently developed by DPI without reference to the Confidential Information.

5.2           Any knowledge acquired by DPI from such Confidential Information or otherwise through its engagement hereunder shall not be used by DPI other than for the limited purpose of performing services for DLR under this Agreement nor used, published or divulged by DPI in connection with any products sold or services rendered by DPI to any other person, firm or corporation, in any advertising or promotion regarding DPI or its products or services, or in any other manner or connection whatsoever without first having obtained the written permission of DLR, which permission may be withheld by DLR in its sole discretion.

5.3           Nothing in this Agreement shall be deemed or construed to grant DPI a license to use, sell, develop, exploit, copy, or further develop any Confidential Information acquired by DPI through its engagement hereunder.

5.4           In performing its services for DLR or an Affiliate (hereinafter collectively known as “Disney”), DPI shall comply with all of DLR’s or such Affiliate’s security requirements. In the event that DPI is provided direct or remote access to any Disney computer system, computers, networks, related communications circuits and associated software programs (collectively, “Disney Computer System”) by any method, DPI must comply with all of the security requirements described in Exhibit C, “Computer System Security and Remote Access Requirements,” as may be amended by Disney from time to time. DPI shall only access Disney Computer Systems for the limited purpose of fulfilling its obligations hereunder. Such access shall be limited to that period of time necessary for DPI to accomplish this purpose under this Agreement. DPI acknowledges that Disney retains the right to terminate access to any Disney Computer System at any time, in its sole discretion without any liability.  Any violation of Exhibit F or unauthorized use of or access to a Disney Computer System by DPI’s employees, subcontractors or agents shall constitute a breach of this Agreement.

5.5           DPI shall implement and maintain reasonable security procedures and practices appropriate to the nature of the information, to protect any Personal Information obtained hereunder from unauthorized access, destruction, use, modification or disclosure.  For purposes of this section: (1) “Personal Information” means an individual’s first name or first initial and his or her last name in combination with any one or more of the following data elements, when either the name or the data elements are not encrypted or redacted: (A) social security number, (B) driver’s license number or California identification card number, (C) account number, credit or debit card number, in combination with any required security code, access code, or password that would permit access to an individual’s financial account, or (D) Medical Information.  “Medical Information” means any individually identifiable information in electronic or physical form, regarding the individual’s medical history or medical treatment or diagnosis by a health care professional.  Personal Information does not include publicly available information that is lawfully made available to the general public from federal, state or local government records.

5.6           If pursuant to this Agreement, DPI or its systems store, process, or transmit credit card or other payment card data for or on behalf of DLR or Affiliates, or provide software, equipment or systems that DLR or Affiliates will use to store, process, or transmit credit card or other payment card data, the provisions of Exhibit D are incorporated into this Agreement.

6.           OWNERSHIP

6.1           DPI's Ownership Rights.  The parties acknowledge and agree that DPI retains all ownership right, title and interest in the Software.

6.2           DLR’s Ownership Rights.  The parties acknowledge and agree that DLR shall exclusively own all right, title and interest in and to: (a) all information provided by DLR or on behalf of DLR under this Agreement, (b) all information provided by any third party entities, individuals and users through the Hosted Solution, and (c) the Hosted Solution (excluding elements of the Programs that may be included as part of the Hosted Solution).  Additionally, unless otherwise specified in a statement of work, all deliverables arising out of the work performed by DPI under this Agreement and all statements of work and any inventions, ideas or original works of authorship in whole or in part conceived or made by DPI which arise from or result from the work performed by DPI for DLR hereunder shall belong exclusively to DLR, whether or not fixed in a tangible medium of expression.  Without limiting the foregoing, DPI agrees that any such deliverables or original works (collectively “Works”) shall be deemed to be “works made for hire”, provided that in the event and to the extent that such Works are determined not to constitute “works made for hire” as a matter of law, DPI hereby irrevocably assigns and transfers such property, and all right, title and interest therein, including patents and copyrights, to DLR and its successors and assigns.  DPI grants DLR all rights including, without limitation, moral rights, worldwide with respect to such Works.

7.           PERFORMANCE METRICS AND SERVICE LEVEL WARRANTY.

Unless otherwise set forth in a statement of work, the performance metrics and service level warranty set forth in Exhibit B, attached hereto, shall apply to the Hosted Solution, DPI’s Systems and DPI’s services under this Agreement.

8.           GENERAL REPRESENTATIONS AND WARRANTIES.

8.1           General.  DPI hereby represents and warrants to DLR that (a) it has the right, experience and skill to enter into and fully perform this Agreement and to grant the rights granted hereunder; (b) it shall comply with all applicable laws, rules and regulations in effect at the time its services are performed, including all professional registration requirements; (c) it is adequately financed to meet any financial obligation it may be required to incur hereunder; (d) all elements of the Hosted Solution other than those provided by DLR shall be original with DPI, in the public domain or otherwise owned or licensed by DPI and shall not defame any person or entity, or violate any patent, trademark, copyright, right of privacy or publicity, or any other rights of any party and is not subject to litigation; and (e) it shall discharge all obligations of an employer with respect to all personnel hired by DPI in connection with its services, including, but not limited to the withholding and reporting of contributions, insurance deductions and applicable taxes required by applicable law, including payroll taxes and unemployment insurance.

8.2           No Illicit Code.  DPI further represents and warrants that DPI’s Systems and any software that may be part of the Hosted Solution shall not contain any computer instructions or inappropriate functions whose purpose or result is to disrupt, damage or interfere with DLR’s or its Affiliates’ use of or access to Hosted Solution.

8.3           No Public Software.  DPI further represents and warrants that, except as set forth in Exhibit F attached hereto, DLR’s Systems do not and the Hosted Solution will not use, embed or incorporate any software which is subject to any “open source”, “copyleft,” or other similar types of license terms (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, or Public Domain Licenses, and the like).  DPI represents and warrants that the utilization of DPI’s services and the Hosted Solution will not subject DLR, its Affiliates or their customers to the terms and conditions of any “open-source” license agreements governing DPI’s rights in DPI’s Systems.

8.4           Disclaimer.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.	INSURANCE

9.1           Insurance.  DPI and anyone performing services under a contract, either oral or written (“Vendor”) shall, throughout the performance of its services pursuant to this Agreement and for such additional time as may be specified below, maintain: (i) (a) Commercial General Liability Insurance to include contractual liability, products/completed operations liability and cross-liability, (which must be maintained for three years following completion of the work) with minimum limits of $2,000,000 on an occurrence form basis, and (b) Automobile Liability coverage with minimum combined single limits of $2,000,000 (coverage shall include all owned, leased, non-owned and hired automobiles) protecting it, additional insureds and DLR from claims for personal injury (including bodily injury and death) and 65 property damage which may arise from or in connection with the performance of Vendor’s services hereunder or from or out of any negligent act or omission of Vendor, its officers, directors, agents, subcontractors or employees; (ii) Workers’ Compensation Insurance as required by applicable law and Employer’s Liability Insurance with minimum limits of $1,000,000; and (iii) Professional Liability Insurance to include contractual coverage and an endorsement either (a) allowing cross liability or (b) excepting from the “insured v. insured” exclusion a claim by an additional insured, with a minimum limit of $1,000,000 per claim, protecting it and DLR from errors and omissions of Vendor in connection with the performance of Vendor’s services during and for a period of at least three years after the completion of said services.

9.2.           Insurance Procedures.  All such insurance required in this Section 9 shall be with companies and on forms acceptable to DLR and shall provide that the coverage thereunder may not be reduced or canceled unless thirty (30) days’ unrestricted prior written notice thereof is furnished to DLR.  All insurance required in this Section 9 shall be primary and not contributory with regard to any other available insurance to DLR, its parent, and any subsidiaries, related and affiliated companies of each, and the officers, directors, shareholders, employees, agents and assigns of each.  All insurance shall be written by companies with a BEST Guide rating of B+ VII or better.  Certificates of insurance (or copies of policies, if required by DLR) shall be furnished to DLR.  All insurance required under this Section 9 shall include DLR, its parent, and any subsidiaries, related and affiliated companies of each, and the officers, directors, shareholders, employees, agents and assigns of each as additional insureds and contain a waiver of subrogation in their favor.  The additional insured requirement applies to all coverages except Workers’ Compensation and Employer’s Liability.  The waiver of subrogation applies to all coverages.  DLR’s failure to request, review or object to the terms of such certificates or insurance shall not be deemed a waiver of Vendor’s obligations or the rights of DLR.  The minimum limits of the insurance required in this Section 9 shall in no way limit or diminish Vendor’s liability under other provisions of this Agreement.

10.           INDEMNIFICATION

DPI shall defend (if required by DLR and with counsel selected by DLR), indemnify and hold DLR, its Affiliates, and the officers, directors, shareholders, agents, employees and assigns of each, harmless from and against any and all claims, demands, suits, judgments, losses, or expenses of any nature whatsoever  (including reasonable attorneys’ fees) arising, in whole or in part, from or out of any third party claim alleging, arising from or related to: (a) any act, error, or omission of DPI, its Subcontractors or its or their respective  officers, directors, agents, subcontractors, invitees or employees; and/or (b) any occupational injury or illness sustained by an employee or agent of DPI in furtherance of DPI’s services hereunder; and/or (c) any failure of DPI to perform the Services hereunder in accordance with the highest generally accepted professional standards; and/or (d) any breach of DPI’s representations, warranties, obligations or agreements as set forth in this Agreement; and/or (e) any other failure of DPI to comply with the obligations on its part to be performed under this Agreement.  The indemnification obligations set forth in this Section shall survive the expiration or early termination of this Agreement.

11.           LIMITATION OF LIABILITIES

EXCEPT IN CONNECTION WITH SECTIONS 5, 10 AND 12, GROSS NEGLIGENCE OR WILFULL MISCONDUCT, AND EXCEPT FOR ANY PERSONAL INJURY (INCLUDING DEATH) OR PROPERTY DAMAGE, NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES WITH RESPECT TO, ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

12.           PROMOTION AND CREDIT

12.1.           Publicity.  Neither party or its Affiliates shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and express written approval by an officer of the other party, which approval may be withheld for any reason; provided, however, that each party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party and to obtain appropriate nondisclosure agreements to protect any Confidential Information.

12.2.           No Promotion.  DPI and its Affiliates shall acquire no right under this Agreement to use, and shall not use, the name “Disneyland Resort”, “Disney”, “ESPN” or “ABC” (either alone or in conjunction with or as a part of any other word or name) or any fanciful characters or designs of The Walt Disney Company or any of its Affiliates in any advertising, publicity or promotion or other disclosures, or to express or imply any endorsement of the products or services of DPI or its Affiliates, or in any manner or for any purpose whatsoever.  The provisions of this section shall survive termination or expiration of this Agreement or any determination that this Agreement or any portion is void or voidable.

13.           MISCELLANEOUS

13.1           Governing Law, Forum and Jurisdiction.  This Agreement shall be governed by the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California.  DLR and DPI agree that any action at law or in equity arising out of or relating to this Agreement shall be filed only in the state or federal courts located in the County of Orange, California. The parties hereby consent and submit to the exclusive jurisdiction of the state or federal courts located in the County of Orange, California, for the purposes of litigating any such action.

13.2           Notices.  All notices which either party is required or may desire to serve upon the other party shall be in writing and addressed as follows:

If to DLR:               Disneyland Resort
1313 S. Harbor Boulevard
Anaheim, California 92803
Attn:  Steve Buhrig

With a copy to:

The Walt Disney Company
500 South Buena Vista Street
Burbank, CA 91521-0162
Attn:       SVP & Assistant General Counsel
Technology & Patents

If to DPI:                DigitalPost Interactive, Inc.
3240 El Camino Real
Irvine, CA 92602
Attn:  Glenn Wilk, VP

Notices may be served personally or by facsimile (provided confirmation of receipt is obtained or a hard copy is concurrently sent by internationally commercially recognized overnight delivery service or courier).  Notice shall be deemed served upon personal delivery or upon the date sent; provided, however, that DLR shall be deemed to have been served with a notice of a request for approval of materials only upon DLR’s actual receipt of the request and of any required accompanying materials.  Materials, other than language, which require DLR’s approval shall be sent by overnight delivery service, or served personally.  Either party may change the address to which notices are to be delivered by written notice to the other party served as provided herein.

13.3           Waiver of Injunctive Relief.  DPI hereby irrevocably waives any right to injunctive relief or right of rescission, and hereby agrees that DPI’s sole and exclusive remedy in the event of any breach or alleged breach, termination, or cancellation of this Agreement by DLR shall be an action for damages.  DPI understands and agrees that DPI’s Services are unique and that DLR may suffer irreparable harm in the event that DPI fails to comply with any of DPI’s obligations under this Agreement, and that monetary damages in such event would be substantial and inadequate to compensate DLR.  Consequently, DPI agrees that in such event DLR shall be entitled, in addition to such monetary relief as may be recoverable by law, to such temporary, preliminary and/or permanent injunctive or other equitable relief as may be necessary to restrain any threatened, continuing or further breach by DPI, without showing or proving any actual damages sustained by DLR, without bond.

13.4           Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.  This Agreement and DPI’s rights and obligations hereunder are personal to DPI and may not be assigned by DPI.  A DLR may assign, transfer, delegate and/or grant all or any part of its rights, privileges and property hereunder to any party.

13.5           Independent Contractor's Declaration.  DPI is acting as an independent contractor in the performance of the Services, and nothing herein shall be deemed to create an employment or agency relationship between DPI and DLR.  DPI shall in no event be entitled to participate in, or to receive any benefits from, any of DLR’s benefit or welfare plans.  DPI shall be solely responsible for the payment of all federal and state income taxes, social security taxes, federal and state unemployment insurance and similar taxes and all other assessments, taxes, contributions or sums payable with respect to DPI and/or DPI’s employees and subcontractors in connection with the Services and DPI shall file all returns and reports with respect to any of the foregoing.

13.6           Non-Exclusivity.  Each party’s obligations and rights hereunder are non-exclusive.  Nothing herein is intended to prevent either party from entering into agreements or arrangements with other developers, content providers or third parties with respect to other products or services whether or not similar in nature to those set forth herein.

13.7           Waiver.  No waiver of any provision of this Agreement or any rights or obligations hereunder shall be effective, except pursuant to a written instrument signed by the party waiving compliance.

13.8           Cumulative Remedies. Except as may be specifically set forth in this Agreement, the rights and remedies of the parties set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided hereunder or by law.

13.9           Severability.  If any restriction, covenant or provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void, such restriction, covenant or provision shall apply with such modifications as may be necessary to make it valid and effective and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

13.10                      Headings.  Section, paragraph and exhibit headings appearing in this Agreement are inserted only as a matter of convenience.  Such headings in no way define, govern, limit, modify or construe the scope or extent of the provisions of this Agreement to which they may relate and therefore shall not be given any legal effect.

13.11                      Amendments.  All amendments to this Agreement and all statements of work shall be binding upon the parties so long as the same shall be in writing, specifically reference this Agreement (or the applicable statement of work) and executed by both parties.  No trade usage or other regular practice or method of dealing between the parties shall modify, interpret, supplement or alter in any manner the express terms of this Agreement or any statement of work.  Additionally, preprinted terms on any invoice, proposals, click through agreements or shrink wrap agreements shall have no force or effect on the parties even if previously or subsequently signed, clicked or the product used.

13.12                      Counterparts.  This Agreement may be executed by manual or facsimile signature in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Facsimile signatures shall hold the same force and effect as an original signature for purposes of binding the parties to this Agreement.

13.13                      Entire Agreement.  This Agreement, all fully executed statements of work and all attached exhibits, schedules and attachments, each of which is hereby incorporated herein by reference, constitutes the complete, final and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between them concerning the subject matter hereof.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.

DISNEYLAND RESORT                                                                                     DIGITALPOST INTERACTIVE, INC.
a division of Walt Disney World Co.

By:    /s/John Storbeck                                                                       By:    /s/Mike  Sawtell
Name:    John Storbeck                                                                      Name:   Mike Sawtell
Title:     VP Operations                                                                      Title:    CEO/President
Date:      3/21/08                                                                                  Date:   3/20/08

EXHIBIT A
Statement of Work No. 1

This Statement of Work No. 1 is made and entered into as of the February 24, 2008, by and between DISNEYLAND RESORT, A DIVISION OF WALT DISNEY WORLD CO. ("DLR"), located at 1313 S. Harbor Boulevard, Anaheim, California 92803, and DIGITALPOST INTERACTIVE, INC. (“DPI”), located at 3240 El Camino Real, Irvine, CA 92602 and is made pursuant to the Software License and Hosting Services Agreement dated as of February 24. 2008, entered into by DLR and DPI (the "Agreement").  Capitalized terms used without definition in this Statement of Work and the Attachments shall have the same meanings as in the Agreement.

I.	PROJECT

Build Your Own Dream Home ("BYODH") Project ("Project")

II.           PROGRAMS

A.           The “Program”: DPI’s Media Sharing Platform

B.           Acceptance test period: 30 days

C.           Training: 2 days

III.	SERVICES ("Services")

A.
The Hosted Solution.  DPI will design and develop a private label, customized version of its interactive photo sharing platform for DLR’s Build Your Own Dream Home (BYODH) concept (the “BYODH Platform”).  The BYODH Platform will have two versions, (1) a “BYODH Kiosk Version” that will be accessible by users from BYODH kiosks located at the Innoventions Dream Home Party Tent and (2) a “BYODH Web Version” that will be accessible by users from their personal computer via the Internet.

B.	Design Specifications.

The parties will mutually agree upon the detailed specifications for the BYODH Platform (the “Detailed Specifications”) provided that they are consistent with the following:

1.	The user experience within each version is illustrated in Attachment No. 1 hereto.

2.
The BYODH Platform will exchange information so that (i) log in/password information will be is carried through from the BYODH Kiosk Version to the BYODH Web Version and (ii) a consumer’s BYODH design from the BYODH Kiosk Version is carried through to the BYODH Version.

3.	Each of DLR’s designed vendors will have a branded page for advertising purposes.

4.	Users will have access to a “Build your Dream Home” flash application.

5.	Users will be able to view and share photos and videos.

6.	Users will be able to easily create and send Dream Home-themed email newsletters with text & photos.

7.	Each user’s Dream Home model will only be stored and accessible by such user for 60 days following the day he or she first logs into the BYODH Platform.

C.
Development Services.  DPI will design, develop and deliver to DLR the BYODH Platform in accordance with the Design Specifications and pursuant to the Performance Schedule. In addition to any performance warranties set forth in the Agreement, DPI represents and warrants that throughout the Performance Period, the BYODH Platform will conform to and will operate in accordance with the Design Specifications.

D.	Hosting Services. DPI will host, serve and maintain the BYODH Platform on DPI’s servers and systems during the Performance Period in accordance with Attachments 2 and 3 hereto.

E.
Maintenance and Support Services.  Throughout the Performance Period, DPI will provide all maintenance and support services requested by DLR, including incorporating in to the BYODH Platform all upgrades, updates and enhancement for DPI’s Media Sharing Platform.

IV.           PERFORMANCE PERIOD

A.
Performance Period.  The Services shall be provided and the licenses shall be valid during the period commencing as of the full execution of this Statement of Work, and continuing for two years following the date of Acceptance by DLR of the Hosted Solution by DLR (the “Performance Period”), unless otherwise amended or terminated as provided in the Agreement.

B.	Performance Schedule. The Services will be performed in accordance with the following schedule:

Activity/Deliverable	Delivery Date
Develop the Design Specifications	March 20 – April 5, 2008
Delivery of the first draft of the BYODH Platform	April 6, 2008
Delivery of revisions to the BYODH Platform based on DLR feedback	April 26, 2008
Delivery of the Final BYODH Platform	May 22, 2008

C.
Effect of Termination.  Upon the expiration or termination of this Statement of Work, DPI will deliver to DLR copies of all user information and data in DPI’s possession or control and will permanently delete such information from DPI’s Systems and records.

V.           COMPENSATION

A.	DPI shall provide the Software, Deliverables and all Services under this Statement of Work for the following fixed fees:

1.	Development Cost: US$50,000

2.	License and Hosting Fee: US$1,500 per month during the Performance Period commencing January 1, 2009.

3.
Support and Maintenance.  DPI will provide 10 hours of monthly technical support for the BYODH Platform at no additional cost.  Support services in excess of such 10 hours per month must be authorized by DLR in writing and will be billed on a monthly basis at US$125 per hour.

B.	There are no reimbursable expenses authorized for this Statement of Work.

VI.           DELIVERABLES

The following deliverables shall be delivered by DPI pursuant to this Statement of Work (“Deliverables”):

A.           Certificate of Insurance upon execution of this Statement of Work.

B.	All deliverables specified above in Section IV, B.

VII.           PROJECT MANAGEMENT AND KEY PERSONNEL

A.           DLR Project Manager: Steve Buhrig

B.           DPI Responsible Individual: Glenn Wilk

VIII.	ACCEPTANCE

This Statement of Work No. 1 is made pursuant to the Agreement between DPI and DLR dated as of February 24, 2008.  Upon execution by both parties, this Statement of Work No. 1 is incorporated by reference into and is made a part of the Agreement, and is subject to the terms and conditions of said Agreement.

AGREED AND ACCEPTED:

DISNEYLAND RESORT                                                                                     DIGITALPOST INTERACTIVE, INC.
a division of Walt Disney World Co.

By:    /s/John Storbeck                                                                       By:    /s/Mike  Sawtell
Name:    John Storbeck                                                                      Name:   Mike Sawtell
Title:     VP Operations                                                                      Title:    CEO/President
Date:      3/21/08                                                                                  Date:   3/20/08

ATTACHMENT 1
to
Statement of Work No. 1
Design Specifications

Attached hereto.

ATTACHMENT 2
to
Statement of Work No. 1
Detailed Description of the Hosting Services

A.           Summary

The Services provided by DPI shall include, without limitation:

1.
Locating and connecting host systems for the BYODH Platform, including load balancing and a fully redundant network providing a solution for failover and high availability. The services shall meet or exceed the availability requirements and service levels specified herein.

2.
Notification to DLR within one hour in the event of any problem with a website server, application, or database or a major connectivity problem to the website.  DPI will also implement appropriate mechanisms to discover such problems promptly, on a 24x7 basis, and will keep a permanent record of such outages in a trouble-ticket or database system.

3.
Full tape backups shall be weekly and transferred to off-site locations.  Incremental backups shall be performed daily.  A minimum of three (3) weeks worth of backup data shall be retained prior to reuse or destruction of the tape.  Data backups will be tested weekly.  All media will be systematically restored to ensure media quality.

B.           Installation and Change Management

DPI shall be responsible for initial set-up and on-going configuration management of the operating system environment including, but not limited to, operating system patches/fixes, system management utilities and tools, back-up utilities and tape management/scheduling software, peripheral attachment and server-to-network interfaces and configurations.

C.           Network Connectivity, Capacity, and Management

1.	Bandwidth. DPI will provide an Internet connection over shared redundant bandwidth for HTTPS web access to file servers on which to publish, store and retrieve the BYODH Platform and user data.

2.
Monitoring.  DPI will monitor network components between the websites and exchange points where DPI exchanges traffic with other Internet Service Providers, in a manner which will permit DPI to identify loss of connectivity, bandwidth utilization, and performance degradation between the website and the exchange points.

D.           Security

1.
DPI shall install and maintain appropriate IT security measures for the BYODH Platform and user data including security updates, authentications/logging controls, data encryption and virus protections.  DPI will support firewall systems, which will monitor all attempts to access the host machines.

2.
DPI shall maintain the websites and network infrastructure in a manner that is designed to prevent unauthorized modification of the BYODH Platform, user data or server software, and unauthorized disruption of Services and designed to protect the privacy of data entered by users.

3.
DPI shall use filtering routers and/or firewall technologies designed to allow access from the Internet only to those ports necessary for guests to use the service.  The ports that have access to the servers may be modified based on mutual agreement of DPI and DLR.  Unnecessary software shall be removed from DLR servers, and unnecessary daemons/services turned off.  Security patches recommended by software vendor and the Computer Emergency Response Team (CERT) must be applied immediately unless they conflict with other software in use or a later time period has been agreed upon by DLR.

4.
DLR's environment, backup media (whether current or scratched) and all technical documentation, usage or management reports and relevant correspondence will be kept confidential and secure from any non-DPI personnel (except as required to fulfill obligations in the Agreement), and to the extent practical under DPI's normal business practices, confidential and secure from DPI employees not involved in the support of the websites.

5.
DPI will allow DLR to perform security assessment(s) of the entire DLR environment at DPI.  Such assessments will be performed at DLR's expense but DPI must supply adequate design information for such assessments to occur.  Such activities will be reasonably managed by DPI and DLR so as to avoid impacting service to DLR or other DPI customers.

6.	At DLR's request, DPI will implement a token-based access control system and/or other mutually agreed upon security mechanisms designed to prevent unauthorized access to the DLR server environment.

7.
DLR and DPI agree to evolve the environment as required to address ongoing security needs and threats as these may evolve from time to time.  This may include the purchase of new software, hardware, and/or services, which will be paid by DLR provided they are pre-approved and agreed to in writing by DLR.

8.
DPI shall inform DLR whenever a suspected or actual security breach has occurred.  DPI shall cooperate and share information with DLR in investigation and prosecution of any attempted, perceived, or actual intrusions into the web sites.  DPI shall provide a reasonable level of assistance to DLR in an analysis of data or events related to any attempted, perceived, or actual intrusion into the web site.

(End of Attachment 2)

EXHIBIT B

Performance Warranty

1.	SERVICE AVAILABILITY

A.
Definition.  DPI’s Systems (as defined above) will have a ninety-nine and nine tenths of a percent (99.9%) Service Availability 24x7x365.  “Service Availability” means that DPI’s Equipment are fully operating in accordance with the Agreement and all applicable Statements of Work without any downtime, delays or other problems.

B.	Notification by DPI. DPI will monitor DPI’s Systems 24x7x365 and shall notify DLR:

(i)	within one hour in the event that DPI discovers a Severity Level 1 or Severity Level 2 incident (as defined below),

(ii)	within four hours in the event that DPI discovers a Severity Level 3 incident (as defined below), or

(ii)	within twenty-four hours in the event that DPI discovers a Severity Level 4 incident (as defined below).

2.	SCHEDULED DOWNTIME/MAINTENANCE

DPI will notify each DLR of any scheduled downtime for any part of DPI’s Systems (including downtime for DPI to implement platform upgrades, patches and/or fixes) (“Scheduled Downtime”) at least 30 days prior to such Scheduled Downtime.  All Scheduled Downtime shall be scheduled at times and for durations to minimize their impact on DLR and its customers.

3.	SEVERITY LEVELS AND RESOLUTION PROCESSES

A.
Level 1 - Emergency.  DPI’s Systems suffer an Error which cannot be reasonably circumvented and which either (i) causes any significant functionality of DPI’s Systems to fail to execute, (ii) impairs any critical function of the DPI’s Systems, or (iii) otherwise so substantially slows the performance of the DPI’s Systems as to effectively render it unusable.  DPI will respond to DLR’s notice of such Error within 30 minutes.  Following DPI’s response to the Error notice from DLR, DPI shall exercise its best efforts working 24 hours a day, 7 days a week to address and remedy such Error.  DPI shall provide DLR with updates on the status of the Level 1 Error at reasonable intervals as the status changes and until resolved.  “Error” means any nonconformance in DPI’s systems which prevent them from performing in accordance with the specifications set forth in the Agreement and each Statement of Work, as applicable.

B.
Level 2 - Urgent.  DPI’s Systems suffer an Error (which is not a Level 1 Error) which cannot be reasonably circumvented by DLR in a timely fashion and which substantially impairs the use of one or more portions or features of DPI’s Systems but that does not impair any necessary business functions of DLR’s business.  DPI will respond to DLR’s notice of such Error within 1 hour.  Following DPI’s response to the Error notice from DLR, DPI shall exercise its best efforts working continually to address and remedy such Error during DPI’s normal business hours within 7 days.

C.
Level 3 - Significant.  DPI’s Systems suffer an Error (which is not a Level 1 or 2 Error) which impairs the use of one or more portions or features of DPI’s Systems but that does not impair any necessary business functions of DLR’s business and can be reasonably circumvented by DLR in a timely fashion.  DPI will respond to DLR’s notice of such Error within 24 hours.  Following DPI’s response to the Error notice from DLR DPI shall exercise commercially reasonable efforts working continually to address and remedy such error during DPI’s normal business hours within 14 days.  A Level 3 incident shall be automatically escalated to a Level 2 Error if DPI does not resolve such Error within 48 hours of the end of the foregoing 14 day period.

D.	Level 4 - Other Errors and Issues. If DLR reports an Error with DPI’s Systems that is not classified as a Level 1, 2 or 3 Error, DPI may address such Error in its next scheduled software release.

4.           SUPPORT PERSONNEL; ESCALATION PROCEDURES

A.	DPI’s customer care representatives shall be available by phone 24x7x365 to address any questions, issues or Errors.

B.	In the event that a DLR is not satisfied by the responsiveness or level of support provided by DPI, it shall have the right to escalate the issue as follows:

i.           Alex Chacon, VP Product Develpoment, achacon@dglp.com, 714-824-3000

ii.           Bob Grant, VP Technology, bgrant@dglp.com, 949-283-3204 (cell)

iii.           Glenn Wilk, VP Business Development, gwilk@dglp.com, 949-241-7533 (cell)

5.	TERMINATION FOR SERVICE LEVEL FAILURES.

DLR may terminate any of its Statements of Work for breach by DPI in the event that a Termination Event occurs.  A “Termination Event” will be deemed to have occurred if the following occurs more than 4 times in a 12 month period: (a) a Level 1 incident (or a series of Level 1 incidents) lasts for more than 24 hours (from the time DPI receives notice of such emergency) in any consecutive 6 month period, and (b) the Level 1 incident is not caused by DLR’s systems or the systems of DLR’s other contractors, which includes, but is not limited to, its servers, operating systems and telecommunications systems or any third party systems, which includes, but it not limited to, any broadband systems.

6.           SERVICE CREDITS

If “Service Outages” occur in a given calendar month, in addition to any other rights and remedies the applicable DLR may have, DLR shall be entitled to a credit equal to the charges for the days in which the Error occurs.

7.           CONTINUING IMPROVEMENTS.

DPI shall make efforts to continuously improve its systems and services.  This includes, but is not limited to, improvements in terms of efficiency, functionality and performance.

(End of Exhibit B)

EXHIBIT C

DISNEYLAND RESORT
Reimbursable Expense Guidelines
GENERAL:

All travel should be booked by DLR’s Project Manager through Disney's Corporate Travel Division.  Arrangements will be made for air fare, hotel, and rental cars.  However, if the traveler books its own arrangements in order to obtain higher applicable discounts, the airline ticket, car rental and hotel charges shall be paid directly by the traveler and reimbursement requested through normal invoicing.

For West Coast Travel:
Disney's Corporate Travel Division – West Coast can be reached between 8:00 am and 6:00 pm PST by calling - (818) 553-7000

For East Coast Travel:
Disney's Corporate Travel Division – East Coast can be reached between 8:00 am and 6:00 pm EST by calling - (212) 456-7066

For all international travel please call: - (818) 553-7066
For general information or the main receptionist please call:  - (818) 553-7000

Original invoices and receipts shall be submitted to substantiate all charges.

AIR TRAVEL:

All travelers shall fly coach on a Disney-preferred airline as directed by Corporate Travel.

HOTELS:

Travelers will be booked into Disney-owned hotel properties or one of the hotels participating in Disney's preferred hotel program.  The Corporate Travel Division will direct the traveler to an appropriate hotel.

Requests for specific hotels will be honored if the rate is the same or lower than the hotel booked by Disney's Corporate Travel Division.

Lodging expenses shall include the cost of the room plus applicable taxes.  It does not include room service, recreation or any other direct charges to the room.  See Miscellaneous Travel Expenses for further discussion regarding these charges.

AUTOMOBILE EXPENSE:

Auto rentals will be provided by one of Disney's preferred car rental suppliers as directed by Corporate Travel, and billing shall be direct to the traveler.  Reimbursement will cover no more than the cost of a full size car.  Additional insurance coverage, as provided in the rental agreement, will not be reimbursed.  Mileage for travel in Consultant's or Consultant's employees own vehicles shall be reimbursed at a rate not to exceed the current rate set forth by the Internal Revenue Service, as may be amended from time to time, for travel by Consultant in its or their own vehicles.  This provision shall not apply to daily commuting, for which Consultant shall not be reimbursed.   Tolls for office-to-office travel only shall be reimbursed.  Mileage and tolls should be supported by appropriate contemporaneous logs.  Limousine service is expressly prohibited unless authorized in advance and in writing by the Project Manager.

MISCELLANEOUS TRAVEL EXPENSES:

Receipts shall be submitted for all expenses in order to be reimbursable.  These expenses shall include all meals, taxi fares, parking and other costs for which receipts can be typically obtained.

Expenses, such as tips, which are usually unreceipted should be reasonable for the service provided and supported by a personal log or other contemporaneous record.  Employee expense reports submitted as documentation for reimbursement are to be signed by appropriate management personnel and are to include original receipts as supporting documentation.  Documentation of business meals shall include the names of all individuals, the date of the meals, the business relationship of the individuals and the business topic of discussion.

Per diem expenses for meals, tips and incidentals shall not exceed $40/day or $50/day for "high cost" cities.  The following are considered "high cost" cities:

Atlanta, GA                                                      New York, NY
Birmingham, AL                                               Oakland, CA
Boston, MA                                                      Philadelphia, PA
Charlotte, NC                                                    Phoenix, AZ
Chicago, IL                                                       Pittsburgh, PA
Dallas, TX                                                        San Diego, CA
Honolulu, HI                                                    San Francisco, CA
Houston, TX                                                    San Jose, CA
Los Angeles, CA                                             Santa Barbara, CA
Newark, NJ                                                       Seattle, WA
New Orleans, LA                                             Washington, DC

OTHER EXPENSES:

Reimbursement for such costs as reproduction, computer time, CADD time, air freight, postage and long distance telephone calls will be made upon presentation of satisfactory documentation. This documentation may include office logs which indicate a reasonable effort to identify specific costs with the appropriate project.

SUBCONSULTANTS:

If the traveler, in performing its contractual services, is required to employ other consultants ("Subconsultants"), the following shall apply:

1.	The traveler shall coordinate the services of any Subconsultants.
2.	The traveler agrees to incorporate as a condition of employment the applicable provisions set out in the traveler's contract with Disney.

NOTE:  All of the above expenses will be reimbursed at actual cost without mark-up upon approval by the Project Manager.

(End of Exhibit C)

EXHIBIT D

Computer System Security and Remote Access Requirements

1.           Consultant, its employees, subcontractors and agents shall:

1.1
Immediately inform Disney Worldwide Services, Inc. (“DWS”) Enterprise IT Security of any security breach, attempted breach, or lapse in security that might adversely affect a Disney Computer System or any Consultant system on which Disney data resides, including any unauthorized access to or compromise of Disney data or resources.

1.2
Maintain secure network connections through the utilization of DWS-approved encryption technology while transferring Sensitive Data.  “Sensitive Data” includes payment card information of Disney or Disney customers or employees, personal information of Disney customers or employees (including Social Security number, drivers license number, or name associated with data such as job performance or health insurance records), financial data, trade secrets, or any data that, if improperly disclosed, could result in damage or liability to Disney.

1.3
Store all Sensitive Data in an encrypted format utilizing DWS-approved encryption technology and provide security key management and escrow facilities to ensure that encrypted Sensitive Data is not lost or irretrievable should the encryption keys become unavailable.

1.4
Ensure that all inbound and outbound remote access to and from Disney Computer Systems and any systems that process, transmit or store Sensitive Data utilize a DWS-approved end-to-end encryption method.

1.5
Maintain a DWS-approved firewall at all logical demilitarized zones (“DMZ”) and Internet connection points, with access control restricted to that necessary for the conducting of the business authorized by this Agreement.

1.6
Prevent possible bridging of Disney Computer Systems or networks with non-Disney networks.  This includes the prevention of logical connectivity from Consultant computer systems to non-Disney networks (e.g., the Internet) while simultaneously connected to Disney Computer Systems (e.g., “split tunneling” VPNs).

1.7	Allow only authorized individuals to access Disney Computer Systems from authorized locations under this Agreement.

1.8	Provide physical security to prevent unauthorized access to any device used to access Disney Computer Systems or systems that process, store or transmit Disney data.

1.9
Ensure that all remote personal computing systems, workstations and laptops that access Disney Computer Systems or process Disney data have functional and current antivirus and firewall software installed.

1.10
Allow Disney or a Disney-approved auditing entity to periodically verify that Consultant is in compliance with the terms of this Agreement.  Depending on the sensitivity and criticality of the services or data provided, Disney shall have the option of commissioning or requesting a review of the Consultant's internal control structure and business continuity plans.

2.	Consultant must further ensure that all of its employees, subcontractors or agents with any access to any Disney Computer System comply with the following procedures:

2.1	Sign an appropriate agreement that acknowledges Disney’s security requirements contained in this exhibit prior to gaining access to a Disney Computer System.

2.2	Not attempt to access any Disney Computer System, device, program or data file without signing a nondisclosure and confidentiality statement provided by or acceptable to DWS.

2.3	Not attempt to access any Disney Computer System with anything other than his or her individual User ID provided by Disney; “group IDs” or “generic IDs” are not authorized.

2.4	Not attempt unauthorized access to any Disney Computer System, device or asset, including program and data files.

2.5	Not attempt to connect any network, computer system, device, site or asset to the Disney Computer System without explicit authorization from DWS.

2.6	Not attempt to access any Disney Computer System, device or site from any unauthorized device, location, or software.

2.7	Not attempt to remove, copy, compromise or replace system files or processes on any Disney Computer System unless authorized by the Disney Project Manager.

2.8	Not attempt to install software on any Disney Computer System unless authorized by Disney Information Technology.

(End of Exhibit D)

EXHIBIT E

Card Association Standards

1.           Consultant represents and warrants to Initials, and Consultant covenants with Initials, as of the date provided, that all equipment, software, systems, and services provided hereunder will fully comply with (i) the rules, regulations, policies and processes of the credit, charge and/or debit card payment clearing networks (such as those operated by Visa, MasterCard, American Express, Diners Club, Discover Card, NYCE, Star, Pulse and Japan Credit Bureau); (ii) the requirements of the PCI Security Standards Council as specified on the website located at: https://www.pcisecuritystandards.org/index.htm or its successor, as such requirements may be updated and/or amended from time to time in the sole discretion of the payment clearing networks. Subparagraphs (i) and (ii) above are referred to herein, collectively, as the “Card Association Standards”. Consultant acknowledges and understands its responsibility for securing cardholder data in accordance with the Card Association Standards.

2.           Consultant shall defend, indemnify and hold each of Initials and its Affiliates (and the officers, directors, representatives, employees, agents, successors and assigns of each) forever harmless from and against any and all suits, claims, demands, penalties, fines, charges, demands, proceedings, causes of action, damages losses, liabilities, and costs and expenses of every kind and nature (including without limitation reasonable fees and expenses of attorneys and other professionals) to the extent resulting from or arising out of Consultant’s failure to fully comply with the Card Association Standards.

3.           Consultant covenants that it will comply with the applicable audit, security scanning, and self-assessment requirements under the Card Association Standards, and with the requirements of Sections 3.1 through 3.4, below.

3.1.           If the Card Association Standards require a third party to audit Consultant’s compliance with the Card Association Standards, then within 30 days of receiving any associated report and recommendations with respect to compliance, Consultant will provide Initials with a copy thereof.

3.2.           If the Card Association Standards require a third party to perform security scans to validate Consultant’s compliance with the Card Association Standards, then within 30 days of receiving any report and recommendations with respect to compliance, Consultant will provide Initials with a copy thereof.

3.3.           If the Card Association Standards require Consultant to assess its own compliance with the Card Association Standards by completing a self-assessment report or questionnaire, then within 30 days of completing any such report or questionnaire, Consultant will provide Initials with a copy thereof.

3.4.           In addition to the foregoing requirements in Section 3, Consultant will, within 30 days of their receipt or production, provide Initials with copies of all associated follow-up reports and remediation plans, and all correspondence with the PCI Security Standards Council and the credit, charge and/or debit card payment clearing networks, relating to Consultant’s compliance (or non-compliance) with the Card Association Standards.

4.           Return and Termination. In the event that the equipment, software, systems, or services provided by Consultant hereunder are not fully compliant with the Card Association Standards in accordance with this exhibit, then Initials shall, in addition to any other rights or remedies available to Initials or its Affiliates at law or in equity, have the unilateral right at its sole option and discretion to: (i) return the non-compliant items and all associated equipment and software to Consultant, terminate all related services, and receive a full refund of the amounts paid by Initials therefor; (ii) terminate all maintenance and support associated with such items and receive a prorated refund of all prepaid fees by Initials therefor as prorated on a straight-line basis over a five-year period; (iii) cancel any executory orders for equipment, software, systems, and/or services without further obligation or liability of any kind to Consultant; and/or (iv) terminate this Agreement.

(End of Exhibit E)

EXHIBIT F

Open Source Code

Linux
Apache
mySQL
php
gd
ado-db
cakePHP
ffmpeg
ffmpeg-php
jQuery
mooTools
prototype/scriptaculous
tinyMCE
toolman.js
swfObject.js

(End of Exhibit F)